UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          Celtron International, Inc.
                 ---------------------------------------------
                 (Name of Small Business Issuer in its Charter)




         Nevada                                               91-1903590
-------------------------------                             ---------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                              I.D. No.)


563 Old Pretoria Road
Midrand, South Africa                                             1648
---------------------------------------                        ----------
(Address of principal executive offices)                       (Zip Code)


                      Issuer's telephone number: 0116526350
                                                ----------


             YEAR 2004 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN


                                Kenneth G. Eade
                             510 State Street, #15
                        Santa Barbara, California 93101
                      (805) 560-9828   Fax:(805) 560-3608
             ------------------------------------------------------
            (Name, address and telephone number of agent for service)



                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

TITLE OF              PROPOSED       PROPOSED       MAXIMUM      AMOUNT OF
SECURITIES            AMOUNT         MAXIMUM        AGGREGATE    REGISTRATION
TO BE                 TO BE          OFFERING       OFFERING     FEE (1)
REGISTERED            REGISTERED     PRICE          PRICE
                      PER SHARE
---------------       ----------     --------       ----------   ------------
Common Stock           1,500,000     $   .60        $1,500,000     $114.03
$.001 par value

                                                                            1
(1) Estimated pursuant to Rule 457(c) and 457(h) solely for the purpose of calculating the Registration Fee, which is based on the average market value of the Company's Common Stock as of August 30, 2004.

(2) Represents the maximum number of shares which may be issued under the Celtron International, Inc. 2004 Employee/Consultant Stock Compensation Plan (the Plan).

PART II

                  INFORMATION REQUIRED IN REGISTRATION STATEMENT
                  ----------------------------------------------

     Item 3. Incorporation of Documents by Reference

The following documents which have been heretofore filed with the Securities and Exchange Commission (the Commission) by the Registrant pursuant to the Securities Exchange Act of 1934 (the Exchange Act) are incorporated by reference in this Registration Statement:

(1) The Registrant's Initial Report on Form 10SB was filed on December 30,
1999.

(2) All other reports filed by the Registrant with the Commission pursuant to
Section 13(a) or Section 15(d) of the Exchange Act since the end of the period covered by the Form 10SB referred to above and includes Form 10SB12g/A filed on February 22,2000; Form 10QSB filed on June 29, 2000 for the quarter ended March 31, 2000; Form 10QSB filed on August 30, 2000 for the quarter ended June 30, 2000; Form 10QSB filed on February 22, 2001 for the period ended September 30,2000; Form 10QSB/A filed on March 8, 2001; Form 10K filed on March 19, 2001 for the year ended December 31, 2000; Form 10Q filed May 2, 2001 for the quarter ended March 31, 2001; Form 10KSB/A filed on May 8, 2001; Form 8_k filed June 20, 2001; Form 8_k filed July 13, 2001; Form 8k filed July 20, 2001; Form 14A filed July 24, 2001; Form 10Q filed August 9, 2001 for the quarter ended June 30, 2001; Schedule 13D filed September 7, 2001; Form 14A filed September 10, 2001; Form 10Q filed November 16, 2001 for the quarter ended September 30, 2001; Form S8 filed on March 27, 2002; Form 10KSB filed April 4, 2002, as amended on May 14, 2002; Form 10Q filed May 16, 2002; Form 10QSB filed August 19, 2002; Form 10QSB filed November 18, 2002; Form 10KSB, filed April 16,
2004, and as amended on April 24, 2003; Form 10QSB, filed August 14, 2003; Form 10QSB, filed November 18, 2003, as amended November 20, 2003; Form 8K filed November 26, 2003; Form 8K, filed December 17, 2003, Form 8K/A, filed March 30, 2004; Form 8K, filed March 30, 2004; Form 10KSB, filed April 16, 2004; Form 10KSV/A, filed May 26, 2004, Form 10QSB, filed May 21, 2004, and Form 10QSB, filed August 24, 2004.

      (3) The description of the Common Stock of the Registrant is contained in the Form 10SB referred to above. All documents filed by the Registrant with the Commission pursuant to Section 13(a), 3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
                                                                            2

     Item 4. Description of Securities.

     Common stock, .001 par value. Celtron intends to amend its annual report on Form 10KSB for the fiscal year ended 2002, in order to restate its financial statements, to correct an error in the fiscal year end of the previously filed report.

     Item 5. Interests of Named Experts and Counsel.

             Not applicable.

     Item 6. Indemnification of Directors and Officers.


NEVADA STATUTES
---------------
NRS 78.751 provides that the Company may provide in its articles of incorporation, by laws or by agreement, to indemnify the Company's officers and directors and affects their liability in that capacity, for any and all costs incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the statute: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ARTICLES OF INCORPORATION AND BY-LAWS
-------------------------------------
The Company's Articles of Incorporation, Article VIII, provides that the Company shall, to the fullest extent legally permissible under the provisions of the General Corporation Law of the State of Nevada, indemnify and hold harmless officers and directors from any and all liabilities and expenses imposed upon them in connection with any action, suit or other proceeding.


Item 7. Exemption from Registration Claimed.

        Not applicable.
                                                                            3
Item 8. Exhibits.

5.1   Opinion of Kenneth G. Eade, Attorney at Law

10.35 Celtron International, Inc. Year 2004 Employee/Consultant Stock Compensation Plan

23.1 Consent of Cordovano and Honeck, PLC

23.2 Consent of Kenneth G. Eade, Attorney at Law (contained in the opinion filed as Exhibit 5.1 hereof).

     Item 9. Undertakings.

     The Registrant hereby undertakes:

(a) (1) to file, during any period in which it offers or sells securities, a post effective amendment to this registration statement to include any prospectus required by Section 10(a) (3) of the Securities Act;

(2) that, for the purpose of determining any liability under the Securities
Act of 1933, to treat each posteffective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering;

(3) to remove from registration by means of a posteffective amendment any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the Act) may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of this counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final jurisdiction of such issue.


                                    SIGNATURES
                                    ----------

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf, on August 30, 2004.

      Celtron International, Inc.

By:   Allen Harrington
      ---------------------------
      Allen Harrington, President
                                                                            4
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                   Date
-------------------           ------------------------    ---------------
Allen Harrington              President, Director         August 30, 2004
Amanda Harrington             Secretary, CFO, Director    August 30, 2004
Marius Jordaan                Director                    August 30, 2004
Ron Pienaar                   Director                    August 30, 2004

                                                                            5

                                                     EXHIBIT 10.1


                          CELTRON INTERNATIONAL, INC.
             YEAR 2004 EMPLOYEE/CONSULTANT STOCK COMPENSATION PLAN

     I. PURPOSE OF THE PLAN.

The purpose of this Plan is to further the growth of Celtron International, Inc., by allowing the Company to compensate employees and certain other consultants who have provided bona fide services to the Company, through the award of Common Stock of the Company.

     II. DEFINITIONS.

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. Award means any grant of (i) Common Stock or (ii) options or warrants to purchase Common Stock made under this Plan.

2. Board of Directors means the Board of Directors of the Company.

3. Code means the Internal Revenue Code of 1986, as amended.

4. Common Stock means the Common Stock of the Company.

5. Date of Grant means the day the Board of Directors authorized the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. Consultant means any person or entity (i) who has rendered or will render bona fide services to the Company, and (ii) who, in the opinion of the Board of Directors, are in a position to make, or who have previously made, a significant contribution to the success of the Company.

7. Subsidiary means any corporation that is a subsidiary with regard to as that term is defined in Section 424(f) of the Code.

     III. EFFECTIVE DATE OF THE PLAN.

     The effective date of this Plan is April 16, 2004.

     IV. ADMINISTRATION OF THE PLAN.

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan and applicable law, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

     V. STOCK SUBJECT TO THE PLAN.

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan is 2,500,000 shares which number represents 2,500,000 shares not yet issued under the Plan. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

     II PERSONS ELIGIBLE TO RECEIVE AWARDS.

     Awards may be granted only to Employees and Consultants.

     II GRANTS OF AWARDS.

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees and Consultants Awards are to be granted, and the number of shares of Common Stock as to which Awards granted to each Employee and Consultant will relate, and the terms and conditions upon which an Award may be issued (including, without limitation, the date of exercisability, exercise price and term of any Award which constitutes an option or warrant to purchase Common Stock). No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the Act), or the rules and regulations promulgated thereunder.

     II DELIVERY OF STOCK CERTIFICATES.

As promptly as practicable after authorizing the grant of an Award, the Company shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted. If applicable, each certificate shall bear a legend to indicate that the Common Stock represented by the certificate was issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements of the Act.

       IX. RIGHT TO CONTINUED ENGAGEMENT.

Nothing in this Plan or in the grant of an Award shall confer upon any Consultant the right to continued engagement by the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any Consultant or to terminate any consulting relationship at any time.

     X. LAWS AND REGULATIONS.

     1. The obligation of the Company to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for the Company be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

2. This Plan is intended to meet the requirements of Rule 16b-3 in order to provide officers and directors with certain exemptions from Section 16(b) of the Securities Exchange Act of 1934, as amended.
                                                                            7

     XI.  TERMINATION OF THE PLAN.

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

     XII. DELIVERY OF PLAN.

A copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.


                                                                           6